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                                                                    EXHIBIT 10.3

                               FIRST AMENDMENT TO
                              EMPLOYMENT AGREEMENT

     This FIRST AMENDMENT TO EMPLOYMENT AGREEMENT (the "Amendment") is made as of July 26, 1997 between Merisel, Inc., a Delaware corporation (the "Company" or "Merisel"), Merisel Americas, Inc., a Delaware corporation and a wholly owned subsidiary of the Company ("Americas"), and Robert J. McInerney ("Executive").

                                   BACKGROUND

     WHEREAS, the Company and Executive entered into an Employment Agreement dated as of February 3, 1997 (the "Agreement") pursuant to which the terms and conditions governing the Executive's employment by the Company as President and Chief Operating Officer were set forth; and

     WHEREAS, the Company and Executive desire to modify the terms of the Agreement as set forth herein; and

     WHEREAS, Executive is also serving as President and Chief Operating Officer of Americas, through which substantially all of the Company's U.S. operations are conducted, and Americas desires to recognize the services performed by Executive and to retain Executive in such positions;

     NOW, THEREFORE, the Company, Americas and Executive hereby agree to amend the Agreement as set forth below.

                                   AGREEMENT

     1. Section 5.4(c) of the Agreement is hereby amended to read in its entirety as follows:

          "(c) The Company will recommend to the Company's Option Committee for such Option Committee to cause all remaining unvested options to purchase the Common Stock of the Company previously granted to Executive to vest upon the date of such termination."

     2. Section 5.5(c) of the Agreement is hereby amended to read in its entirety as follows:

          "(c) The Company will recommend to the Company's Option Committee for such Option Committee to cause all remaining unvested options to purchase

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     the Common Stock of the Company previously granted to Executive to vest upon the date of such termination."


     3. The second paragraph of Section 5.5 of the Agreement is hereby amended to read in its entirety as follows:

          "An "Americas Change of Control" shall have occurred if (i) any person, corporation, partnership, trust, association, enterprise or group, other than the Company, shall become the beneficial owner, directly or indirectly, of outstanding capital stock of Americas possessing at least 50% of the voting power (for the election of directors) of the outstanding capital stock of Americas, or (ii) there shall be a sale of all or substantially all of Americas' assets or Americas shall merge or consolidate with another corporation and the stockholders of Americas immediately prior to such transaction do not own, immediately after such transaction, stock of the purchasing or surviving corporation in the transaction (or of the parent corporation of the purchasing or surviving corporation) possessing more than 50% of the voting power (for the election of directors) of the outstanding capital stock of that corporation, which ownership shall be measured without regard to any stock of the purchasing, surviving or parent corporation owned by the stock holders of Americas before the transaction. A "Company Change of Control" shall have occurred if (i) any person, corporation, partnership, trust, association, enterprise or group shall become the beneficial owner, directly or indirectly, of outstanding capital stock of the Company possessing at least 50% of the voting power (for the election of directors) of the outstanding capital stock of the Company, or (ii) there shall be a sale of all or substantially all of the Company's assets or the Company shall merge or consolidate with another corporation and the stockholders of the Company immediately prior to such transaction do not own, immediately after such transaction, stock of the purchasing or surviving corporation in the transaction (or of the parent corporation of the purchasing or surviving corporation) possessing more than 50% of the voting power (for the election of directors) of the outstanding capital stock of that corporation, which ownership shall be measured without regard to any stock of the purchasing, surviving or parent corporation owned by the stockholders of the Company before the transaction, or (iii) within one year following a transaction in which the holders of the Company's 12.5% Senior Notes due 2004 (the "Senior Notes") exchange all or a substantial portion of the Senior Notes for Common Stock of the Company, Dwight A. Steffensen is terminated by the Company's Board of Directors as Chief Executive Officer of the Company or the Company breaches its employment agreement with Mr. Steffensen in any material respect. A "Sale of the Company" shall be the first to occur of a Company Change of Control or an Americas Change of Control. It is expressly understood that, for purposes of this Section 1(c), the holders of indebtedness of the Company or its subsidiaries shall not be deemed to constitute a "group" solely by virtue of their roles as debtholders or by exercising their rights with respect thereto.

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     4.   The following shall be added to the Agreement as Section 5.7.

          "5.7 Obligations of the Company and Americas.  The Company and
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          Americas shall be jointly and severally liable for all obligations to the Executive hereunder."


     IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this First Amendment to Employment Agreement, as of the day and year first written above.

MERISEL, INC.                            ROBERT J. MCINERNEY

By: /S/ DWIGHT A. STEFFENSEN             By: /S/ ROBERT J. MCINERNEY
    ------------------------                 -----------------------
    Name:  Dwight A. Steffensen
    Title: Chief Executive Officer


MERISEL AMERICAS, INC.

By: /S/ DWIGHT A. STEFFENSEN
    ------------------------
    Name:  Dwight A. Steffensen
    Title: Chief Executive Officer

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